First Niagara Announces Annual Meeting Results

LOCKPORT, N.Y., May 15, 2007 -- First Niagara Financial Group, Inc. (NASDAQ: FNFG), the holding company for First Niagara Bank, today announced the results of its Annual Meeting of Shareholders.

Shareholders voted for the re-election of three directors to the Board of First Niagara Financial Group, Inc. each to serve a three-year term: Daniel W. Judge, President of NetPlus Alliance Inc.; John R. Koelmel, President and Chief Executive Officer of First Niagara Financial Group; and Louise Woerner, Chairman and Chief Executive Officer of Home Care of Rochester.

Shareholders also voted for the election of Thomas E. Baker and George M. Philip, for one-year and three-year terms respectively. Baker, a Director and retired President of The John R. Oishei Foundation, is a retired Managing Partner of the Buffalo office of Price Waterhouse and a Director of CTG. Philip is Executive Director/Chief Investment Officer for the New York State Teacher’s Retirement System and a Director of US Airways Group Inc. Philip fills the seat previously held by John J. Bisgrove Jr., who retired from First Niagara’s Board effective today.

Shareholders also ratified the appointment of KPMG LLP as independent registered public accountants for the year ending December 31, 2007.

The Company also announced that its Board of Directors has elected G. Thomas Bowers as Chairman-elect of First Niagara Financial Group, Inc. and First Niagara Bank. Bowers will become Chairman in September 2007 following the retirement of current Chairman Robert G. Weber upon reaching the mandatory retirement age of 70 for directors under the Company’s bylaws. Chairman-elect Bowers, the former Chairman, President and Chief Executive Officer of Finger Lakes Bancorp, has served as a Director of First Niagara since the Company’s January 2003 acquisition of Finger Lakes.

Newly elected director Thomas E. Baker, a CPA, will replace Weber as the financial expert on the Board’s audit committee upon Weber’s retirement. Baker will again stand for election by shareholders at the 2008 annual meeting when Weber’s term as a Director would have expired.

The presentation made to shareholders by First Niagara Chief Executive Officer John R. Koelmel and Chief Financial Officer Michael W. Harrington discussing the Company’s business, financial results and strategy is available at the Investor Relations section of the Company’s web site at http://www.fnfg.com by clicking on the presentations link. A replay of the teleconference will be available until May 29, 2007 by dialing 1-877-660-6853, account number 240, conference number 236104.

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FNFG Annual Meeting

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.0 billion and deposits of $5.8 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 120 branches and Regional Market Centers across Upstate New York.

Forward-Looking Statements - This news release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contact
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com